Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted Investor Relations Manager (303) 440-5330	David Rosenthal Chief Financial Officer (303) 440-5330

SPECTRALINK GROWS QUARTERLY REVENUE BY 39 PERCENT
AND QUARTERLY EARNINGS BY 53 PERCENT YEAR-OVER-YEAR

BOULDER, Colo., Jan. 27 — SpectraLink Corp. (Nasdaq: SLNK), a leader in enterprise wireless communications, today reported record revenue of $27.6 million for the fourth quarter ended Dec. 31, 2004, representing 39 percent growth over the same period last year. Net income for the quarter was $3.9 million, or 20 cents earnings per fully diluted share, which is a 53 percent increase over the fourth quarter of 2003. Last year, fourth quarter net income was $2.5 million, or 13 cents earnings per fully diluted share on revenue of $19.9 million.

For the year ended Dec. 31, 2004, earnings per fully diluted share was 56 cents on record net income of $11.0 million and record revenue of $90.0 million. This represents 34 percent growth in annual net income, and over 26 percent growth in annual revenue when compared to 2003 net income of $8.2 million and $71.4 million in revenue that generated 42 cents earnings per fully diluted share.

“I am extremely pleased with 2004 results, and in particular, what we achieved in the fourth quarter,” said John Elms, SpectraLink president and chief executive officer. “In the fourth quarter, sales of our NetLink Wireless Telephones surpassed Link Wireless Telephone System sales for the first time in our history. International sales more than doubled from the third quarter to the fourth quarter resulting in annual revenue of more than fourfold its 2003 contribution. We announced four new OEM agreements in the first half of the year that helped OEM revenue contribution achieve record levels each quarter in 2004. All of this was successfully orchestrated by the new executive team that was put in place last spring.”

David Rosenthal, SpectraLink chief financial officer, went on to say, “We delivered very strong financials in the fourth quarter that allowed us to close the year with record levels of annual revenue and earnings. We have now delivered 26 consecutive quarters of positive net income and 24 consecutive quarters of positive cash flow from operations. We saw cash and investments grow every quarter on our balance sheet even after paying four quarterly dividends this year and reinitiating our stock repurchase program in the third quarter.”

Webcast Information
SpectraLink will hold an audio webcast to discuss fourth quarter and fiscal year 2004 earnings results, today, Jan. 27, 2005, at 4:30 p.m. Eastern time. You can access the webcast and replay at www.spectralink.com.

About SpectraLink
SpectraLink Corporation (Nasdaq: SLNK) is the leading U.S. manufacturer and provider of wireless telephone systems for the workplace. SpectraLink distributes its products through strategic OEM partnerships, industry-leading service, equipment, and application providers, cultivating a vast customer base among industries including retail, education, healthcare, manufacturing, finance, information systems and telecommunications. For more information, visit http://www.spectralink.com.

This release may contain forward-looking statements that are subject to many risks and uncertainties, including the understanding that the results published today remain un-audited per the new Sarbanes Oxley regulations until our auditors issue an opinion letter in conjunction with the company’s filing of the Form 10-K; the inability to close several large orders in the sales pipeline; the unpredictable growth of international sales; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003, and subsequent Form 10-Q filings.

Three pages of tables attached

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
ASSETS

	December 31,	December 31,
	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$14,625	$51,861
Investment in marketable securities — current	11,984	—
Trade accounts receivable, net of allowance of $374 and $341, respectively	21,252	14,470
Income taxes receivable	—	204
Inventory, net of allowance of $720 and $591, respectively	8,076	7,653
Deferred income taxes — current portion	1,473	1,562
Prepaids and other	1,088	800

Total current assets	58,498	76,550

INVESTMENT IN MARKETABLE SECURITIES, net of current portion	27,781	—
PROPERTY AND EQUIPMENT, at cost:
Furniture and fixtures	2,481	2,312
Equipment	10,503	9,245
Leasehold improvements	1,036	989

	14,020	12,546
Less — accumulated depreciation	(9,436)	(8,463)

Net property and equipment	4,584	4,083
DEFERRED INCOME TAXES, net of current portion	103	151
OTHER	460	387

TOTAL ASSETS	$91,426	$81,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,132	$1,453
Income taxes payable	1,038	—
Accrued payroll, commissions and employee benefits	3,727	3,114
Accrued sales, use and property taxes	732	724
Accrued warranty expenses	901	493
Other accrued expenses and liabilities	3,315	2,269
Deferred revenue	7,144	6,319

Total current liabilities	17,989	14,372
LONG-TERM LIABILITIES	214	250

TOTAL LIABILITIES	18,203	14,622

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 23,407 and 22,800 shares issued, respectively, and 19,138 and 18,871 shares outstanding, respectively	234	227
Additional paid-in capital	77,356	71,010
Retained earnings	28,030	24,706
Treasury stock, 4,270 and 3,929 shares, respectively at cost	(32,397)	(29,394)

TOTAL STOCKHOLDERS’ EQUITY	73,223	66,549

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$91,426	$81,171

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
NET SALES	$27,604	$19,880	$90,010	$71,428
COST OF SALES	10,273	6,792	32,643	23,813

Gross Profit	17,331	13,088	57,367	47,615

OPERATING EXPENSES:
Research and Development	2,263	1,847	8,899	7,759
Marketing and Selling	7,212	6,150	25,065	22,846
General and Administrative	1,882	1,164	6,352	4,230

Total Operating Expenses	11,357	9,161	40,316	34,835

INCOME FROM OPERATIONS	5,974	3,927	17,051	12,780
INVESTMENT INCOME AND OTHER	304	71	688	302

INCOME BEFORE INCOME TAXES	6,278	3,998	17,739	13,082
INCOME TAX EXPENSE	2,373	1,454	6,785	4,906

NET INCOME	$3,905	$2,544	$10,954	$8,176

BASIC EARNINGS PER SHARE	$0.20	$0.14	$0.58	$0.44

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	19,060	18,800	19,050	18,570

DILUTED EARNINGS PER SHARE	$0.20	$0.13	$0.56	$0.42

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,450	19,740	19,550	19,270

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended
	December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,954	$8,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,637	1,239
Gain on disposal	(83)	—
Income tax benefit from the exercise of stock options	950	2,060
Provision for bad debts	118	34
Provision for excess and obsolete inventory	1,212	762
Deferred income taxes	137	(562)
Changes in assets and liabilities -
Increase in trade accounts receivable	(6,900)	(3,268)
Decrease (increase) in income taxes receivable	204	(99)
Increase in inventory	(1,635)	(966)
Increase in other assets and income taxes receivable	(361)	(157)
(Decrease) increase in accounts payable	(321)	430
Increase in income taxes payable	1,038	—
Increase in accrued liabilities	2,068	2,040
Increase in deferred revenue	825	1,038

Net cash provided by operating activities	9,843	10,727

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,239)	(2,681)
Proceeds from disposal of property and equipment	184	—
Purchases of investments in marketable securities	(39,784)	—

Net cash used in investing activities	(41,839)	(2,681)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under long-term obligation	(29)	(19)
Proceeds from exercises of common stock options	4,779	4,584
Proceeds from issuances of common stock	643	609
Dividends paid	(7,630)	(1,882)
Purchases of treasury stock	(3,003)	(3,688)

Net cash used in financing activities	(5,240)	(396)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(37,236)	7,650
CASH AND CASH EQUIVALENTS, beginning of year	51,861	44,211

CASH AND CASH EQUIVALENTS, end of year	$14,625	$51,861

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$4,654	$1,981

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$28	$128